                                                                      EXHIBIT 21

                      SUBSIDIARIES OF AOL TIME WARNER INC.

AOL Time Warner maintains over 1,500 subsidiaries. Set forth below are the names of certain subsidiaries, at least 50% owned, directly or indirectly, of AOL Time Warner and TWE as of December 31, 2002, which carry on a substantial portion of AOL Time Warner's lines of business. The names of various consolidated wholly owned subsidiaries, including subsidiaries carrying on the same line of business as the parent (including America Online, cable, filmed entertainment, networks, music and publishing) domestically and internationally, have been omitted. None of the foregoing omitted subsidiaries, considered either alone or together with the other subsidiaries of its immediate parent, constitutes a significant subsidiary.

                                                                                         STATE OR OTHER
                                                                                         JURISDICTION OF
                                                                                         INCORPORATION
NAME                                                                                     OR ORGANIZATION
----                                                                                     ---------------

AOL Time Warner Inc. (Registrant) ................................................          Delaware
     America Online, Inc. ........................................................          Delaware
         AMSE France SAS .........................................................          France
         AOL Asia Limited ........................................................          Hong Kong
         AOL Canada Inc. .........................................................          Canada                  (1)
         AOL CompuServe France SAS ...............................................          France
         AOL Deutschland GmbH & Co. KG ...........................................          Germany
         AOL Deutschland Online GmbH & Co. KG ....................................          Germany
         AOL Deutschland Service Operations GmbH & Co. KG ........................          Germany
         AOL Europe Operations Limited ...........................................          Ireland
         AOL Europe Sarl .........................................................          Luxembourg
         AOL Europe Services Sarl ................................................          Luxembourg
         AOL France SNC ..........................................................          France
         AOL Member Services Philippines, Inc. ...................................          Philippines
         AOL Nederland BV ........................................................          Netherlands
         AOL Technologies Ireland Limited ........................................          Ireland
         AOL (UK) Limited ........................................................          United Kingdom
         CompuServe Interactive Services France SNC ..............................          France
         CompuServe Interactive Services, Inc. ...................................          Delaware
         CompuServe Interactive Services Limited .................................          United Kingdom
         Digital Marketing Services, Inc. ........................................          Delaware
         eVoice, Inc. ............................................................          Delaware
         ICQ Ltd. ................................................................          Israel
         InfoInterActive Corp. ...................................................          Nova Scotia
         MapQuest.com, Inc. ......................................................          Delaware
         Netscape Communications Corporation .....................................          Delaware
         Netscape Communications India Private Limited ...........................          India
         Quack.com, Inc. .........................................................          Delaware
         Spinner Networks, Incorporated ..........................................          California
         Tegic Communications Corporation ........................................          Washington

     Time Warner Inc. ............................................................          Delaware
         American Television and Communications Corporation ......................          Delaware
         AOL Time Warner Interactive Video Group Inc. (d/b/a Mystro TV).. ........          Delaware
         Time Inc. ...............................................................          Delaware
              AOL Time Warner Book Group Inc. ....................................          Delaware
              Bookspan partnership ...............................................          Delaware                (1)
              Business 2.0 Media Inc. ............................................          Delaware
              Entertainment Weekly Inc. ..........................................          Delaware
              IPC Group Limited ..................................................          United Kingdom
              Leisure Arts, Inc. .................................................          Delaware
              Little, Brown and Company (Inc.) ...................................          Massachusetts
              Media Networks, Inc. ...............................................          Delaware
              Oxmoor House, Inc. .................................................          Delaware
              Southern Progress Corporation ......................................          Delaware
              Sunset Publishing Corporation ......................................          Delaware
              Synapse Group, Inc. ................................................          Delaware                (1)
              The Parenting Group Inc. ...........................................          Delaware
              This Old House Productions, Inc. ...................................          Delaware
              This Old House Ventures, Inc. ......................................          Delaware
              Time Australia Magazine Pty Limited ................................          Australia
              Time Consumer Marketing, Inc. ......................................          Delaware
              Time Customer Service, Inc. ........................................          Delaware
              Time Direct Ventures LLC ...........................................          Delaware
              Time Distribution Services Inc. ....................................          Delaware
              Time Inc. Home Entertainment .......................................          Delaware
              Time Inc. Ventures .................................................          Delaware
              Time Life Inc. .....................................................          Delaware
              Time4 Media, Inc. ..................................................          New York
              Warner Books, Inc. .................................................          New York
              Warner Publisher Services Inc. .....................................          New York
         Time International Inc. .................................................          Delaware
         Time Warner Companies, Inc. .............................................          Delaware
         Turner Broadcasting System, Inc. ........................................          Georgia
              Atlanta Hockey Club, Inc. ..........................................          Georgia
              Atlanta National League Baseball Club, Inc. ........................          Georgia
              Cable News International, Inc. .....................................          Georgia
              Cable News Network LP, LLLP ........................................          Delaware
              Castle Rock Entertainment ..........................................          California
              Castle Rock Entertainment, Inc. ....................................          Georgia
              CNN America, Inc. ..................................................          Delaware
              CNN Investment Company, Inc. .......................................          Delaware
              CNN Newsource Sales, Inc. ..........................................          Georgia
              Hanna-Barbera Entertainment Co., Inc. ..............................          California
              Hawks Basketball, Inc. .............................................          Georgia
              New Line Cinema Corporation ........................................          Delaware
              Superstation, Inc. .................................................          Georgia
              TEN Investment Company, Inc. .......................................          Delaware
              The Cartoon Network LP, LLLP .......................................          Delaware
              Turner Arena Productions and Sales, Inc. ...........................          Georgia
              Turner Broadcasting Asia Pacific, Inc. .............................          Georgia
              Turner Broadcasting Sales, Inc. ....................................          Georgia
              Turner Broadcasting System (Holdings) Europe Ltd. ..................          United Kingdom
              Turner Classic Movies LP, LLLP .....................................          Delaware
              Turner Entertainment Group, Inc. ...................................          Georgia
              Turner Entertainment Networks Asia, Inc. ...........................          Georgia
              Turner Entertainment Networks Inc. .................................          Georgia
              Turner Home Entertainment, Inc. ....................................          Georgia

              Turner International, Inc. .........................................          Georgia
              Turner Network Television LP, LLLP .................................          Delaware
              Turner Pictures Group, Inc. ........................................          Georgia
              Turner Sports, Inc. ................................................          Georgia
         TWI Cable Inc. ..........................................................          Delaware
         Warner Communications Inc. ..............................................          Delaware
              Alternative Distribution Alliance ..................................          Delaware                (1)
              Atlantic Recording Corporation .....................................          Delaware
              CPP/Belwin, Inc. ...................................................          Delaware
              DC Comics (partnership) ............................................          New York
              E.C. Publications, Inc. ............................................          New York
              Elektra Entertainment Group Inc. ...................................          Delaware
              Ivy Hill Corporation ...............................................          Delaware
              London-Sire Records Inc. ...........................................          Delaware
              Maverick Recording Company .........................................          California              (1)
              New Chappell Inc. ..................................................          Delaware
              Rhino Entertainment Company ........................................          Delaware
              Warner Bros. Music International Inc. ..............................          Delaware
              Warner Bros. Publications U.S. Inc. ................................          New York
              Warner Bros. Records Inc. ..........................................          Delaware
              Warner/Chappell Music, Inc. ........................................          Delaware
              Warner-Elektra-Atlantic Corporation ................................          New York
              Warner Music Canada Ltd. ...........................................          Canada
              Warner Music Group Inc. ............................................          Delaware
              Warner Music Newco Limited .........................................          United Kingdom
              Warner-Tamerlane Publishing Corp. ..................................          California
              WB Music Corp. .....................................................          California
              WEA International Inc. .............................................          Delaware
              WEA Manufacturing Inc. .............................................          Delaware
              Word Holdings LLC ..................................................          Delaware

     SUBSIDIARIES OF TIME WARNER ENTERTAINMENT COMPANY, L.P. (AS OF 12/31/2002)
     Century Venture Corporation .................................................          Delaware
     Comedy Partners, L.P. .......................................................          New York                (1)
     Courtroom Television Network LLC ............................................          New York                (1)
     DC Comics ...................................................................          New York
     Erie Telecommunications Inc. ................................................          Pennsylvania            (1)
     Kansas City Cable Partners ..................................................          Colorado                (1)
     Road Runner Holdco LLC ......................................................          Delaware
     The WB Television Network Partners, L.P. ....................................          California              (1)
     The WB 100+ Station Group Partners, L.P. ....................................          California              (1)
     Time Warner Entertainment-Advance/Newhouse Partnership ......................          New York                (1)
         Texas Cable Partners, L.P. ..............................................          Delaware                (1)

(1)  Less than 100% owned